EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

--------------------------------------------------------------------------------------------------------------------------------
                                                Nine        Three
                                               Months       Months
                                               Ended        Ended
                                              Sept. 30,    Sept. 30,                    Years ended December 31,
                                                1999         1999     1998        1997           1996        1995      1994
--------------------------------------------------------------------------------------------------------------------------------
Earnings:

  Income before income taxes                   $2,173       $ 718    $2,507      $2,294         $2,070     $1,156     $1,460
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds        1,076         399     1,061         737            813      1,413      1,074
         (2)  1/3 of rent                          43          15        54          53             55         52         53
  (b)  Preferred dividends                         62          21        83         104            117         62         51
                                               ------      ------    ------      ------         ------     ------     ------
 Adjusted earnings                             $3,354      $1,153    $3,705      $3,188         $3,055     $2,683     $2,638
                                               ======      ======    ======      ======         ======     ======     ======

Fixed charges and preferred dividends          $1,181       $ 435    $1,198       $ 894          $ 985     $1,527     $1,178
                                               ======      ======    ======      ======         ======     ======     ======

Adjusted earnings/fixed charges and
  preferred dividends                            2.84x       2.65x     3.09x       3.57x          3.10x      1.76x      2.24x
                                               ======      ======    ======      ======         ======     ======     ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

----------------------------------------------------------------------------------------------------------------------------
                                                Nine        Three
                                                Months      Months
                                                Ended       Ended
                                              Sept. 30,    Sept. 30,                 Years ended December 31,
                                                1999         1999        1998        1997     1996       1995       1994
----------------------------------------------------------------------------------------------------------------------------
Earnings:

  Income before income taxes                    $2,173       $ 718      $2,507      $2,294   $2,070     $1,156     $1,460
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds         1,076         399       1,061         737      813      1,413      1,074
         (2)  1/3 of rent                           43          15          54          53       55         52         53
         (3)  Interest on deposits               1,215         388       1,835       1,654    1,754      1,726      1,170
  (b)  Preferred dividends                          62          21          83         104      117         62         51
                                                ------      ------      ------      ------   ------     ------     ------
 Adjusted earnings                              $4,569      $1,541      $5,540      $4,842   $4,809     $4,409     $3,808
                                                ======      ======      ======      ======   ======     ======     ======

Fixed charges and preferred dividends           $2,396       $ 823      $3,033      $2,548   $2,739     $3,253     $2,348
                                                ======      ======      ======      ======   ======     ======     ======

Adjusted earnings/fixed charges and
  preferred dividends                             1.91x       1.87x       1.83x       1.90x    1.76x      1.36x      1.62x
                                                ======      ======      ======      ======   ======     ======     ======

                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

------------------------------------------------------------------------------------------------------------------------------------
                                              Nine         Three
                                             Months        Months
                                             Ended         Ended
                                            Sept. 30,     Sept. 30,                  Years ended December 31,
                                              1999          1999      1998         1997         1996       1995         1994
------------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                 $2,173         $ 718      $2,507       $2,294       $2,070     $1,156       $1,460
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds      1,076           399       1,061          737          813      1,413        1,074
         (2)  1/3 of rent                        43            15          54           53           55         52           53
                                             ------        ------      ------       ------       ------     ------       ------
 Adjusted earnings                           $3,292        $1,132      $3,622       $3,084       $2,938     $2,621       $2,587
                                             ======        ======      ======       ======       ======     ======       ======

Fixed charges                                $1,119         $ 414      $1,115        $ 790        $ 868     $1,465       $1,127
                                             ======         =====      ======        =====        =====     ======       ======

Adjusted earnings/fixed charges                2.94x         2.74x       3.25x        3.90x        3.38x      1.79x        2.30x
                                             ======         =====      ======        =====        =====     ======       ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

----------------------------------------------------------------------------------------------------------------------------------
                                              Nine         Three
                                             Months        Months
                                             Ended         Ended
                                            Sept. 30,     Sept. 30,                    Years ended December 31,
                                              1999           1999      1998         1997         1996         1995       1994
----------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                 $2,173         $ 718      $2,507       $2,294      $2,070       $1,156     $1,460
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds      1,076           399       1,061          737         813        1,413      1,074
         (2)  1/3 of rent                        43            15          54           53          55           52         53
         (3)  Interest on deposits            1,215           388       1,835        1,654       1,754        1,726      1,170
                                             ------        ------      ------       ------      ------       ------     ------

 Adjusted earnings                           $4,507        $1,520      $5,457       $4,738      $4,692       $4,347     $3,757
                                             ======        ======      ======       ======      ======       ======     ======

Fixed charges                                $2,334         $ 802      $2,950       $2,444      $2,622       $3,191     $2,297
                                             ======        ======      ======       ======      ======       ======     ======

Adjusted earnings/fixed charges                1.93x         1.90x       1.85x        1.94x       1.79      x  1.36x      1.64x
                                             ======        ======      ======       ======      ======       ======     ======